UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 25, 2006

TEXAS REGIONAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas	000-14517	74-2294235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 5910
3900 North 10th Street, 11th Floor, McAllen, TX		78502-5910
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(956) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As described in the Company's annual report on Form 10-K for the year ended December 31, 2005, the Company’s wholly owned subsidiary, Texas State Bank, has recently been examined in its Bank Secrecy Act/Anti-Money Laundering (BSA/AML) compliance system and procedures by the Federal Reserve Bank of Dallas. Since that time, Texas State Bank has engaged consultants and advisors to assist the Bank in strengthening its BSA/AML compliance, and has developed a program for expanding and enhancing the Bank's BSA/AML systems and procedures. The regulatory authorities have approved that program and have required the Bank to enter into a written agreement, effective as of April 25, 2006, to confirm the Bank’s commitment to implement the program. A copy of the agreement accompanies this Form 8-K as an exhibit and is incorporated herein by reference. Even prior to execution of the written agreement, Texas Regional management has made substantial progress in implementing the expansion and enhancement of the Bank's BSA/AML systems and procedures.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Written Agreement by and among Texas State Bank, Federal Reserve Bank of Dallas and Texas Department of Banking dated April 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REGIONAL BANCSHARES, INC.
(Registrant)

April 27, 2006	/s/ John A. Martin
John A. Martin
Executive Vice President
& Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Written Agreement by and among Texas State Bank, Federal Reserve Bank of Dallas and Texas Department of Banking dated April 25, 2006.